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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
ZONES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:

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707 South Grady Way
Renton, Washington 98055-3233

        March 22, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Zones, Inc. on Thursday, April 25, 2002, at 3:00 p.m., local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055. You will find a map showing directions to the meeting on the outside back cover of this booklet.

        At the Annual Meeting, you will be asked to elect five directors to the Company's Board of Directors and consider and vote on the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002. The Notice of the 2002 Annual Meeting of Shareholders and the Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

        Your Board of Directors unanimously recommends that you vote FOR the election of the nominated directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002.

        Whether or not you plan to attend, we hope you will have your stock represented at the Annual Meeting. In order to do so, please mark, sign, date and return your proxy card in the enclosed, postage-prepaid envelope as soon as possible. Your stock will be voted in accordance with any instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                      Sincerely yours,

                      Firoz H. Lalji
                       President and Chief Executive Officer

ZONES, INC.
707 South Grady Way
Renton, Washington 98055-3233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2002

To the Shareholders of Zones, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Zones, Inc., a Washington corporation (the "Company"), will be held on Thursday, April 25, 2002, at 3:00 p.m. local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055, for the following purposes:

  1.
  To elect five members of the Board of Directors to hold office until the next Annual Meeting or until their respective successors are elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the Annual Meeting.

        The Board of Directors has fixed the close of business on Friday, March 15, 2002, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record on that date will be entitled to vote at the Annual Meeting and any adjournments or postponements. For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company's principal office.

                      By order of the Board of Directors,

                      RONALD P. MCFADDEN
                       Senior Vice President and Chief Financial Officer and Secretary

Renton, Washington
March 22, 2002

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

707 South Grady Way
Renton, Washington 98055-3233

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on April 25, 2002

        This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zones, Inc. (the "Company"), for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 25, 2002, or at any adjournments or postponements thereof. The Annual Meeting will be held at 3:00 p.m. local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being sent or given to the shareholders of the Company on or about March 22, 2002.

SOLICITATION AND VOTING OF PROXIES

        If the accompanying form of proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with instructions specified on the proxy card. In the absence of instructions to the contrary, such shares will be voted for election to the Board of all of the nominees listed in this Proxy Statement and named in the form of proxy and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of revocation to the Secretary of the Company, (ii) executing and delivering to the Company another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

Outstanding Securities and Voting Rights

        Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), at the close of business on March 15, 2002, are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 13,563,820 shares of the Company's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for the purposes of determining the presence of a quorum. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

        Under Washington law and the Company's charter documents, if a quorum is present, the five nominees for election to the Board who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. The affirmative vote of a majority of shares cast in person or by proxy at the Annual Meeting is required for approval of any other matters submitted to a vote of shareholders. Abstentions will have no effect on the election of directors, since no votes will be cast in favor of any nominee. There can be no "broker non-votes" in the election of directors, since brokers have discretionary authority to vote with respect to this matter.

Proxy Voting and Revocation

        Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted on the proxy or, in the absence of directions to the contrary, such shares will be voted "FOR" the election of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002. It is not expected that matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

        Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

Expenses Of Solicitation

        The expenses of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. Solicitation will be by mail and may be supplemented by personal interview, telephone and telegram by directors, officers and other employees of the Company without special compensation. In addition to soliciting shareholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.

INFORMATION ABOUT ZONES, INC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of March 9, 2002, certain information with respect to the beneficial ownership of the Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Underlying Options(3)	Percent of Common Stock Outstanding(4)
Firoz H. and Najma Lalji(5) 707 South Grady Way Renton, WA 98055	4,150,550	323,750	29.9%
Sadrudin J. and Almas S. Kabani 84 Cascade Key Bellevue, WA 98006	3,162,000	—	23.3%
Dimensional Fund Advisors, Inc.(6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	925,250	—	6.8%
Scott F. Koerner	44,000	44,000	*
Anwar M. Jiwani	36,000	36,000	*
Ronald P. McFadden	34,960	34,960	*
John T. Carleton	34,750	26,750	*
Kathleen S. Pushor	30,750	15,750	*
John H. Bauer	26,750	26,750	*
Richard E. Carter	23,750	18,750	*
E. Diane Parks	10,000	10,000	*
All directors and executive officers as a group (9 persons)	4,391,510	536,710	31.1%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property law where applicable and to the information contained in the footnotes to this table.

(2)
Number of shares of Common Stock shown as beneficially owned by the persons named in this table includes all shares of Common Stock underlying options or warrants exercisable within 60 days of March 9, 2002.

(3)
Represents the number of shares of Common Stock underlying options or warrants exercisable within 60 days of March 9, 2002.

(4)
Calculated on the basis of 13,563,820 shares of Common Stock outstanding as of March 9, 2002, except that shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of March 9, 2002, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(5)
Includes 27,800 shares held in trust for the benefit of Mr. Lalji's daughter, of which he disclaims beneficial ownership.

(6)
Based on Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, serves as investment advisor to various investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

Management

        Directors.    This section sets forth the Company's current directors, including the nominees to be elected at this meeting, and information concerning their age and background.

        Firoz H. Lalji, age 55, has served as the Company's President and Chief Executive Officer since May of 1998, and as Chairman of the Board since March of 1999. Mr. Lalji was co-founder and has served as a director of the Company since March 1990. Mr. Lalji is also President and Chief Executive Officer of Fana Capital Corporation, an investment holding company. From 1981 to 1997, he was President and Chief Executive Officer of Kits Cameras, Inc., which operated over 140 camera specialty stores in eight western states.

        John H. Bauer, age 61, has served as a director of the Company since March 1997. Since 1994, Mr. Bauer has been Executive Vice President of Nintendo of America, Inc., a manufacturer and distributor of video games and products. From 1979 to 1994, he served as Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm.

        John T. Carleton, age 57, has served as a director of the Company since November 1995. From October 1995 to the present, he has held the position of Senior Vice President of Benaroya Capital Company, L.L.C., a private investment company. From 1993 to 1995, he served as Senior Vice President of GE Capital Equity Capital Group, Inc.

        Kathleen S. Pushor, age 44, has served as a director of the Company since December 1998. Since 1999, Ms. Pushor has served as a principal of Pushor & Associates, a management and consulting firm specializing in e-commerce strategy and implementation. From 1998 to 1999, Ms. Pushor served as Executive Vice President and Chief Marketing Officer of MicroAge, Inc., a distributor and integrator of computer hardware and software products. Between 1989 and 1997, Ms. Pushor served in a number of positions for MicroAge, Inc., including, President of MicroAge, Inc.'s Channel Services Division and President of ECadvantage, Inc., a wholly-owned subsidiary of MicroAge, Inc.

        Richard E. Carter, age 59, has served as a director of the Company since March 1999. He serves as a principal of Richwil Associates, a management and consulting firm located in New Jersey. Since November 1999, he has served as President, Chief Operating Officer and as a director of Photoamerica Inc., an online digital photo processing company. From January 1993 until his retirement in early 1999, Mr. Carter held the dual posts of President and Chief Operating Officer of Konica USA Inc. and Konica Canada Inc. He also served as Chairman of the Board of Konica Canada Inc. from 1996 to 1999.

        No family relationships exist between any of the Company's directors or executive officers.

        Director Compensation.    All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Directors who are employees of the Company do not receive any fee for their services as directors. Outside directors receive a quarterly retainer fee of $2,500, in addition to fees of $1,000 and $500, respectively, for each Board or committee meeting attended. Each committee chairperson also receives a $250 fee for each committee meeting that they preside over.

        In 2001, each director was granted an option to purchase up to 5,000 shares of Common Stock at $2.13 per share. Each of these options has a ten-year term and will vest at the end of a one-year period from the date of grant.

        The Company has entered into agreements with all directors under which the Company will indemnify them against claims and liabilities arising out of their service as directors, in addition to advancing expenses to defend claims subject to indemnification.

        Meetings of the Board of Directors.    During the fiscal year ended December 31, 2001, the Board of Directors of the Company held four meetings, the Audit Committee of the Board held two meetings and the Compensation Committee of the Board held four meetings. The Company has no standing nominating committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

        The members of the Audit Committee during fiscal 2001 were Mr. Bauer, Ms. Pushor and Mr. Carter. The Audit Committee, among other functions, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent accountants. For additional information concerning the Audit Committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees" below.

        The members of the Compensation Committee during fiscal 2001 were Mr. Carleton and Mr. Carter. The Compensation Committee reviews and makes recommendations to the full Board with respect to the compensation and benefits to be provided to the Company's officers and directors, in addition to general policy matters relating to employee compensation and benefits. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation" below.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation earned during the past three years by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered to the Company in fiscal 2001 (the "Named Executive Officers").

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options(#)	All Other Compensation(2)
	Year	Salary	Bonus(1)
Firoz H. Lalji(3) Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$231,089 201,794 370,839	$	— — —	165,000 155,000 5,000	$6,178 200 —
Scott F. Koerner(4) Executive Vice President and Chief Operating Officer	2001 2000 1999	264,682 212,500 1,538		13,750 67,115 —	70,000 40,000 50,000	— 21,139 33,380
Ronald P. McFadden Senior Vice President and Chief Financial Officer	2001 2000 1999	153,853 126,250 108,542		8,125 28,438 10,938	40,000 37,000 3,600	4,932 200 —
Anwar M. Jiwani(5) Senior Vice President and Chief Information Officer	2001 2000 1999	137,667 125,625 83,333		— 33,813 —	20,000 30,000 40,000	3,576 — 11,598
E. Diane Parks(6) Senior Vice President and Chief Marketing Officer	2001 2000	147,500 13,654		— 3,409	10,000 50,000	16,660 3,900

(1)
Bonuses were awarded under the Company's Management Incentive Plan ("MIP"), in which all full-time non-commissioned employees participate.

(2)
Amounts shown represent matching contributions by the Company to the named officers' 401(k) Plan, except that the amounts shown for Mr. Koerner for 1999 and 2000, Mr. Jiwani for 1999 and Ms. Parks for 2000 and 2001 reflect relocation expenses paid to them by the Company.

(3)
Mr. Lalji was appointed as the Chairman of the Board in March 1999.

(4)
Mr. Koerner commenced employment with the Company in December 1999.

(5)
Mr. Jiwani was appointed as Senior Vice President and Chief Information Officer in April 1999.

(6)
Ms. Parks commenced employment with the Company in November 2000.

Option Grants in Fiscal 2001

        The following table provides the specified information concerning grants of options to purchase Common Stock made during fiscal 2001 to the Named Executive Officers.

Option Grants in Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in 2001				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					Exercise Price ($/Share)(2)	Expiration Date
							5%($)	10%($)
Firoz H. Lalj	150,000 5,000 10,000	(4) (5)	17.0 0.6 1.1	% % %	$3.19 2.13 0.92	1/24/2011 4/26/2011 10/25/2011	$300,737 6,698 5,786	$762,128 16,973 14,662
Scott F. Koerner	60,000 10,000		6.8 1.1	% %	3.19 0.92	1/24/2011 10/25/2011	120,295 5,768	304,851 14,662
Ronald P. McFadden	30,000 10,000		3.4 1.1	% %	3.19 0.92	1/24/2011 10/25/2011	60,147 5,786	152,426 14,662
Anwar M. Jiwani	10,000 10,000		1.1 1.1	% %	2.13 0.92	4/26/2011 10/25/2011	13,395 5,786	33,947 14,662
E. Diane Parks	10,000		1.1%		0.92	10/25/2011	5,786	14,662

(1)
All options were granted pursuant to the Company's 1993 Stock Incentive Plan. Except as described in the footnotes below, all options granted under the 1993 Stock Incentive Plan vest equally over a five-year period from the date of grant. The exercise price and federal tax withholding may be paid in cash or with shares of Company stock already owned.

(2)
All options were granted at market value on the date of grant. The exercise price of each option was based on the closing price of the Common Stock on the date of grant, as reported by the Nasdaq National Market.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The figures above are based on the market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown and are not intended to forecast future appreciation, if any, in the market value of the Common Stock.

(4)
Represents options granted in lieu of salary that vest at the end of a one-year period from the date of grant.

(5)
Represents options granted to directors under the 1993 Stock Incentive Plan which vest at the end of a one-year period from the date of grant.

Option Exercises and Fiscal 2001 Year-End Option Values

        The following table provides the specified information concerning exercises of options to purchase Common Stock in fiscal 2001, and unexercised options held as of December 31, 2001, by the Named Executive Officers. There were no exercises of options by any Named Executive Officers during fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in-the-Money Options at Fiscal Year-End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Firoz H. Lalji	172,500	165,000	$0	$0
Scott F. Koerner	28,000	132,000	0	0
Ronald P. McFadden	20,840	83,760	0	0
Anwar M. Jiwani	22,000	68,000	0	0
E. Diane Parks	10,000	50,000	0	0

(1)
Represents the aggregate fair market value of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of such options, based on the closing price of the Common Stock of $0.79 as reported on the Nasdaq National Market on December 31, 2001. A zero opposite a Named Executive Officer's information means that, as of December 31, 2001, such executive officer's options were not in-the-money.

Employment Contracts and Termination of Employment

        Scott F. Koerner.    Mr. Koerner's employment agreement provides for a base annual salary of $275,000 through February 2004. Mr. Koerner may also participate in the Company's Management Incentive Plan. In connection with his employment agreement, Mr. Koerner received an option to purchase up to 60,000 shares of Common Stock, at an exercise price of $3.1875 per share and vesting annually over five years, pursuant to the Company's 1993 Stock Incentive Plan. In the event of a change in control, Mr. Koerner may receive his base salary for a period of one year following the change in control. In the event of termination prior to the expiration of the three-year term, the Company may be required to pay Mr. Koerner's base salary for a period of one year following his termination. Upon termination of employment, Mr. Koerner has agreed not to compete with the Company for one year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Mr. Carleton and Mr. Carter served on the Compensation Committee of the Board of Directors for the past fiscal year. Mr. Carter also serves as President, Chief Operating Officer and on the Board of Directors of Photoamerica Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

        Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during 2001. However, due to a clerical error, Forms 5 with respect to 2001 were inadvertently filed late for (i) John H. Bauer, John T. Carleton, Richard E. Carter, E. Diane Parks and Kathleen S. Pushor, each reporting one transaction; (ii) Anwar M. Jiwani, Scott F. Koerner and Ronald P. McFadden, each reporting two transactions; and (iii) Firoz H. Lalji, reporting three transactions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Compensation Policy.    The Compensation Committee establishes and administers the Company's compensation programs. The goals of these programs are to enhance shareholder value by aligning compensation with the Company's business objectives and performance, and to enable the Company to attract and retain key management employees who can contribute to the Company's long-term success. In order to attract outstanding executives, the Company's philosophy has been and continues to be to provide a total compensation package that is competitive within the e-commerce and direct marketing channels for computer products, and one that bears a close relationship to individual performance and the long-term business objectives of the Company.

        The total direct compensation package for the Company's executive officers is presently made up of three elements—an annual base salary, a short-term incentive program in the form of a performance-based cash bonus under the Company's Management Incentive Plan ("MIP"), and stock option grants. The Committee believes the Company's compensation programs are appropriate for its executive officers on the basis of industry standards, competitive practice and Company performance.

        Base Salaries.    Individual base salaries reflect primarily historical practice, internal position and responsibilities, and individual performance and contribution. No specific weight is assigned to these factors. The Committee reviews salaries for all executive officers at the Senior Vice President level and higher, giving due consideration to the recommendations of the Chief Executive Officer. The Committee believes that the relative salaries of senior management should reflect individual experience, contribution and performance, although it does not have a targeted range for base salaries or bonuses for any position. Salaries are established by the Board based on the Committee's recommendations.

        Bonus Compensation.    The MIP is designed to enable the Company to attract, retain and motivate employees of the highest caliber. The MIP is a cash-based award system under which all non-commissioned employees of the Company are rewarded for the Company's success. The Committee is responsible for establishing and communicating to all participants in the MIP specific goals for financial performance by the Company. In addition, the Committee may, at its discretion, establish individual performance goals for one or more participants or provide that bonuses under the MIP will vary depending upon the Committee's evaluation of overall individual performance by those participants. For 2001, potential bonus payments under the MIP for the five highest paid executive officers were to be based on overall Company performance combined with individual performance criteria. The potential bonuses available in 2001 under the MIP for Senior Vice Presidents and above ranged from 25 percent to 50 percent of base salary.

        Stock Options.    The Company's 1993 Stock Incentive Plan is designed to provide additional incentives to executive officers and other key employees to maximize shareholder value. Because these individuals are in a position to make a substantial contribution to the Company's long-term success, the Company believes they should have a significant equity stake so they have a greater incentive to manage the business as shareholders rather than merely as employees. Options granted under the plan have been subject to substantial vesting periods in order to encourage executive officers and key employees to continue in the employ of the Company.

        In addition, the Committee granted additional stock options to executive officers and other key employees and committed to grant annual stock options based on each employee's position, responsibility and individual performance during the year.

        Compensation of the Chief Executive Officer.    Mr. Lalji served as President and Chief Executive Officer during fiscal 2001. Mr. Lalji's compensation was set by the Committee based on past compensation practices and policies. After considering the Company's progress towards certain corporate objectives and Mr. Lalji's development of overall strategy, Mr. Lalji's annual base salary was set at $225,000 as of April 2001, and was granted 150,000 options to purchase shares of Common Stock. The Committee believes this salary properly reflected Mr. Lalji's experience and responsibilities, and was competitive with other chief executive officers in the Internet commerce and direct marketing channel with a similar level of experience. In addition, Mr. Lalji received a stock option to acquire 10,000 shares of Common Stock as consideration to Mr. Lalji for volunteering to reduce his annual base salary to $200,000 for the period October 15, 2001 through December 31, 2001. Mr. Lalji also received a stock option to acquire 5,000 shares of Common Stock for his services on the Board. In the future, the Committee will undertake responsibility for establishing the Chief Executive Officer's annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

        Tax Deductibility of Executive Compensation.    The Committee has considered the effect of Section 162(m) of the Internal Revenue Code of 1986 on the Company's executive compensation programs. Section 162(m) disallows a deduction in the event executive compensation exceeds one million dollars per year unless certain conditions are satisfied. The Committee has reviewed all of the Company's current compensation programs and believes that the deductibility of amounts paid to executive officers under these programs will not be limited by Section 162(m). The Committee intends to take such further steps as it deems advisable to allow the Company to deduct future compensation amounts in excess of one million dollars to the extent it may do so without compromising the Company's ability to motivate and reward excellent performance. The Board and the Committee will retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

        During 2001, the Committee was comprised of Mr. Carleton and Mr. Carter.

                      The Compensation Committee

                      Mr. Carleton
                      Mr. Carter

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the Nasdaq National Market. The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors on January 27, 2000. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

        Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                      AUDIT COMMITTEE

                      Mr. Carter
                      Mr. Bauer
                      Ms. Pushor

PERFORMANCE GRAPH

        Set forth below is a graph comparing the annual percentage change in the cumulative total return on the Common Stock during the period beginning on December 31, 1996 and ending on December 31, 2001, with the cumulative total return during that period on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and the Nasdaq Retail Trade Index. The comparison assumes $100.00 was invested on December 31, 1996 in the Common Stock and each index, and also assumes that all dividends have been reinvested. No cash dividends have been declared on the Common Stock. The return on the Common Stock shown on the graph should not be considered indicative of future stock performance.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2001

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001
Zones, Inc.	$100.00	$39.74	$180.77	$73.72	$12.18	$8.10
Nasdaq Composite Index	$100.00	$122.48	$172.68	$320.90	$193.01	$153.15
Nasdaq Retail Trade Index	$100.00	$117.44	$142.92	$125.29	$76.86	$106.27

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The Company has fixed the number of directors constituting the Board of Directors at five. Under this proposal, a Board consisting of five directors will be elected at the Annual Meeting to hold office until the next annual meeting of the Company's shareholders or until their respective successors are elected and qualified.

        The Board has unanimously approved the following five nominees, all of whom are members of the current Board: Firoz H. Lalji, John H. Bauer, John T. Carleton, Kathleen S. Pushor and Richard E. Carter. Please see "Information About Zones, Inc.—Management" above for information concerning the nominees. If any of the nominees declines to serve or becomes available for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Company may designate.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board named above. If a quorum is present and voting, the five nominees for director receiving the highest number of votes will be elected as directors. Abstentions and "broker non-votes" have no effect on the vote.

  The Board of Directors recommends a vote "FOR" the nominees named above.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

        Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for fiscal 2002. PricewaterhouseCoopers LLP has audited the accounts of the Company for fiscal 2001. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers LLP.

Audit Fees	$136,500
Financial Information Systems Design and Implementation Fees	—
All Other Fees	41,580	(1)

	$178,080

(1)
Includes fees for income and other tax preparation services and 401(k) plan audit services.

        The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence with the Company.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for fiscal 2002.

OTHER MATTERS

        At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the Annual Meeting. If, however, other matters that are not now known or determined are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their judgment.

REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2001 is available to shareholders, without charge, upon written request to Zones, Inc., 707 South Grady Way, Renton, Washington 98055-3233; Attention: Ronald P. McFadden.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company at its offices at 707 South Grady Way, Renton, Washington 98055, no later than November 28, 2002, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be eligible for inclusion in the Company's Proxy Statement and form of proxy for the 2003 Annual Meeting.

        A shareholder of record who intends to submit a proposal at the 2003 Annual Meeting that is not eligible for inclusion in the Company's Proxy Statement, or who intends to submit one or more nominations for directors at the meeting, must provide prior written notice to the Company. The notice should be addressed to the Secretary and received by the Company at its principal executive offices not later than February 15, 2003. The notice must satisfy certain requirements specified in the Company's Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Company's Secretary.

Renton, Washington
March 22, 2002

Zones, Inc.
Three Renton Place
707 South Grady Way
Renton, WA 98055-3233
(425) 430-3000

ZONES, INC.
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Annual Meeting of Shareholders of Zones, Inc. (the "Company"), and the related Proxy Statement dated March 22, 2002, hereby appoints Firoz H. Lalji and Ronald P. McFadden, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on April 25, 2002, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

-    FOLD AND DETACH HERE    -

Please mark your votes as indicated in this example	/ X /
		FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	/ /	/ /	2.	RATIFICATION OF APPOINTMENT OF AUDITORS.	/ /	/ /	/ /
John H. Bauer, John T. Carleton, Richard E. Carter, Firoz H. Lalji and Kathleen S. Pushor
(INSTRUCTION: TO HOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

					This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named above and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.
					THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES NAMED ABOVE AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
Signature(s)	Dated	, 2002

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

-    FOLD AND DETACH HERE    -

QuickLinks

707 South Grady Way Renton, Washington 98055-3233
ZONES, INC. 707 South Grady Way Renton, Washington 98055-3233
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2002
707 South Grady Way Renton, Washington 98055-3233
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To be held on April 25, 2002
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT ZONES, INC.
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100 December 2001
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS
PRINCIPAL ACCOUNTING FIRM FEES
OTHER MATTERS
REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING